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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

       As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 7, 2001 (except for the last sentence of Note 1 and Note 18(b), as to which the date is March 28, 2001) incorporated by reference in Inverness Medical Technology, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this registration statement.

                                        /s/ Arthur Andersen LLP
                                        -------------------------------------
                                        ARTHUR ANDERSEN LLP


Boston, Massachusetts

April 25, 2001